Exhibit 10.2
EXECUTION COPY
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 30, 2010, is by and between ARABICA FUNDING, INC., a Delaware corporation (the “Borrower”), the banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and WELLS FARGO BANK, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
     A. The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement dated as of February 19, 2010 (as amended and in effect from time to time, the “Credit Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.
     B. The Borrower has requested a partial release of certain Collateral pledged by Holdings to the Administrative Agent as described in this Amendment and has requested certain amendments to the Credit Agreement and the consent of the Lenders to the Borrower’s execution and delivery of an amendment to the Master Lease. The Administrative Agent and the Lenders signing below are willing to effect such amendment and consent to such execution and delivery, on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
I. AMENDMENT TO CREDIT AGREEMENT AND CONSENT. Subject to the satisfaction of each of the conditions set forth herein, the Credit Agreement is hereby amended as follows:
     A. Definitions. The definitions of “Change of Control” and “Revolving Termination Date” contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:
     “Change in Control”: for any reason:
     (a) (i) Holdings shall own of record less than 20% of the issued and outstanding Capital Stock or voting power of the Company; or (ii) the Persons who own all of the Capital Stock of Holdings on the Closing Date having the ordinary voting power to elect the Board of Directors of Holdings shall cease to own at least 51% of such Capital Stock;
     (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the holders of Capital Stock of Holdings and the Company, respectively, on the Closing Date, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding Capital Stock or voting power of Holdings or the Company;
     (c) during any period of 12 consecutive months, commencing after the date of this Agreement, Continuing Directors shall cease for any reason other than death or disability to constitute a majority of the directors of Holdings then in office;
     (d) the Company shall cease to own of record and beneficially 100% of the issued and outstanding Capital Stock and voting power in each Person that is as of the date hereof, or at any time after the date hereof becomes, a Wholly-Owned Subsidiary of the Company (unless otherwise permitted under the Lease/Purchase Documents);
     (e) GSS Holdings, Inc. (“GSS”) or a corporate service company (or an affiliate thereof) or a charitable trust (any such corporate service company, affiliate or charitable trust to be reasonably acceptable to the Required Lenders) shall cease to own of record and beneficially 100% of the issued and outstanding Capital Stock and voting power of the Borrower on a fully diluted basis, or any member of the Board of Directors of the Borrower shall cease to be an Independent Director; or
     (f) any Specified Change of Control shall occur.
     “Revolving Termination Date”: December 31, 2011.
     B. Amendment to Lease/Purchase Documents. The Lender hereby agrees to the form of the First Amendment to Master Lease attached hereto as Exhibit A (the “Amendment to Master Lease”).
     C. No Further Amendments. Except as specifically amended hereby, the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.
II. REFERENCES IN LOAN DOCUMENTS; CONFIRMATION OF SECURITY. All references to the “Credit Agreement” in all Loan Documents shall, from and after the date hereof, refer to the Credit Agreement, as amended by this Amendment, and all obligations of the Borrower under the Loan Documents shall be secured by and be entitled to the benefits of the Security Documents. All Security Documents heretofore executed by the Restricted Group shall remain in full force and effect and, by the Borrower’s signature hereto, and Holdings’ and the Company’s and its Subsidiaries’ signatures to such Amendment to Master Lease, such Security Documents are hereby ratified and affirmed.
III. REPRESENTATIONS, WARRANTIES AND COVENANTS. As a condition to the effectiveness of this Amendment (and the consent set forth in Section IV), the Borrower hereby represents and warrants to, and covenants and agrees with the Administrative Agent and the Lender that:

     A. The execution and delivery of this Amendment has been duly authorized by all requisite action on the part of the Borrower and does not contravene, conflict with, or constitute a default under, any provision of: (i) the Borrower’s articles of incorporation or bylaws, (ii) any law, judgment, decree or order applicable to the Borrower or to any other Loan Party, or (iii) any provision of any material agreement or instrument binding upon any Loan Party or upon any of the respective property of a Loan Party. The execution and delivery of this Amendment by the Borrower do not and will not cause any lien to arise under any provision of any material agreement or instrument binding upon any Loan Party or upon any of the respective property of a Loan Party.
     B. The representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties expressly relate to an earlier date, in which case each such representation and warranty shall be true and correct in all material respects as of such earlier date and (b) of inaccuracies resulting from transactions expressly permitted under the Loan Documents. No Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document, or will occur as a result of the Proposed Securities Sale, after giving effect thereto and to this Amendment.
     C. Attached hereto as Exhibit A is a true, correct and complete copy of the Amendment to Master Lease.
     D. No member of the Restricted Group is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other Person in connection with or as a condition to the execution, delivery or performance of this Amendment.
     E. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.
     F. By the Borrower’s signature hereto, and Holdings’, the Company’s and its Subsidiaries’ signatures to the Amendment to Master Lease, each such party hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or the Lenders, the effectiveness, genuineness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Lease/Purchase Documents, the Obligations, the Grantor Obligations (as defined in the Borrower Security Agreement and the Company Guarantee and Security Agreement, respectively), the Liens securing the Obligations and Grantor Obligations, or any of the terms or conditions of any Loan Document or any Lease/Purchase Document, and

(ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless each Lender, the Administrative Agent, and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Credit Agreement, any of the other Loan Documents or any of the other Lease/Purchase Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Grantor Obligations, the Liens securing the Obligations and Grantor Obligations, or any or all of the terms or conditions of any Loan Document or any Lease/Purchase Document) or any transaction relating thereto.
IV. CONSENT TO PARTIAL RELEASE.
     Pursuant to the Company Guarantee and Security Agreement, dated as of February 19, 2010 made by Holdings, the Company and others in favor of the Borrower, and assigned to the Administrative Agent (the “Company Security Agreement”), Holdings granted a security interest in and a pledge of, and delivered stock certificate no. CC183 for, 11,672,245 shares of the common stock of the Company, representing a 58.2% ownership interest of all issued and outstanding shares of the Company therein. The Borrower and Holdings are requesting that the Administrative Agent and Required Lenders consent (a) to the release of up to 7,000,000 of such shares of common stock from such security interest and pledge, and (b) to the sale of up to 7,000,000 of such released shares by Holdings; provided such sale does not result in any Change in Control (as amended herein) under the Credit Agreement. The Administrative Agent and the Lenders signatory hereto hereby consent to such release and such sale of up to 7,000,000 shares of common stock of the Company owned by Holdings; provided (i) a stock certificate evidencing the remaining shares of common stock of the Company not so released (which shall be no less than 4,672,245 shares of common stock), together with a blank stock power therefor in form and substance satisfactory to the Administrative Agent (the “Replacement Stock Certificate”) is delivered to the Administrative Agent in a manner to enable the Administrative Agent to remain perfected at all times therein pursuant to the Company Security Agreement and in any event within three Business Days after delivery by the Administrative Agent in escrow of stock certificate no. CC183, (ii) all of the conditions for this Amendment are met, and (iii) no Loans or Letters of Credit shall be requested by the Borrower, to be made or issued, unless and until such Replacement Stock Certificate is delivered to the Administrative Agent.
V. CONDITIONS.
     A. This Amendment (and the consent set forth in Section IV) shall become effective on the first date on which the Borrower shall have executed and delivered to the Administrative

Agent (or shall have caused to be executed and delivered to the Administrative Agent by the appropriate persons) the following:
1. This Amendment;
2. The Amendment to Master Lease between the Borrower and the Company;
3. Payment in immediately available funds of all fees agreed to be paid by the Borrower in connection with this Amendment, including without limitation, a fully-earned and non-refundable amendment fee in the amount of $25,000; and
4. Such other supporting documents and certificates as the Administrative Agent or its counsel may reasonably request.
     B. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Administrative Agent.
VI. MISCELLANEOUS.
     A. As provided in the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable fees and disbursements of counsel incurred in connection with the preparation of this Amendment.
     B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.
[The next pages are the signature pages.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

ARABICA FUNDING, INC.
By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President

[Signatures continue on next page]
Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, N.A., as Administrative Agent
By:	/s/ Stephen Leon
	Name:	Stephen Leon
	Title:	Managing Director

[Signatures continue on next page]
Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Stephen Leon
	Name:	Stephen Leon
	Title:	Managing Director

Signature Page to First Amendment to Credit Agreement

EXHIBIT A
Amendment to Master Lease
(see attached)